SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EMERGENCY MEDICAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EMERGENCY MEDICAL SERVICES CORPORATION

April 28, 2006

Dear Stockholder:

On behalf of the Board of Directors, management and employees of Emergency Medical Services Corporation, it is my pleasure to invite you to attend our 2006 Annual Meeting of Stockholders to be held on Thursday, May 25, 2006, at 10:00 a.m., Mountain Daylight Time, at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, Conference Room E.

At the annual meeting you will be asked to:

(1) elect two directors to our Board of Directors,

(2) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006, and

(3) consider any other business properly presented at the meeting.

Returning the enclosed proxy card as soon as possible will assure your representation at the annual meeting, whether or not you plan to attend. Please make sure to read the enclosed information carefully before completing and returning your proxy card. Your vote is important. If you plan to attend the meeting, you will need to bring a form of identification to the meeting. In any event, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,

William A. Sanger

Chairman and Chief Executive Officer

EMERGENCY MEDICAL SERVICES CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 25, 2006

We will hold the 2006 Annual Meeting of Stockholders of Emergency Medical Services Corporation, a Delaware corporation (the “Company”), on Thursday, May 25, 2006, at 10:00 a.m., Mountain Daylight Time. The meeting will take place at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, Conference Room E. The purposes of the meeting are to:

(1) Elect two Class I directors whose terms expire at this Annual Meeting, to hold office for a three-year term;

(2) Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(3) Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 20, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 20, 2006 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and will also be available for ten days prior to the meeting, during normal business hours, at the Company’s headquarters located at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111.

By Order of the Board of Directors

Todd G. Zimmerman

Executive Vice President and Corporate

Secretary

April 28, 2006

We enclose with the proxy statement our Annual Report for the eleven months ended December 31, 2005. Our 2005 Annual Report contains financial and other information about us but is not incorporated into the proxy statement.

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxies and vote in person if they so desire.

i

EMERGENCY MEDICAL SERVICES CORPORATION

6200 S. Syracuse Way, Suite 200

Greenwood Village, Colorado 80111

PROXY STATEMENT

FOR

2006 ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING MATTERS

Why did you send me this proxy statement?

The Board of Directors of Emergency Medical Services Corporation (“EMSC,” the “Company,” “we” or “us”) sent you this Proxy Statement and the enclosed proxy card because we are soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders to be held at 10:00 a.m. (Mountain Daylight Time) on Thursday, May 25, 2006, at The Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, Conference Room E. Certain officers, directors and other employees of the Company may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person.

This Proxy Statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the meeting, however, to vote your shares. You may return the enclosed proxy card by mail.

We began mailing this Proxy Statement, along with the proxy card and our Annual Report for our eleven months ended December 31, 2005, on or about April 28, 2006 to all stockholders of record as of April 20, 2006, the record date for the Annual Meeting.

What is the purpose of the meeting?

The meeting is being held to elect two nominees to our Board of Directors, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006 and to consider any other matter properly presented at the meeting.

GENERAL INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on April 20, 2006, the record date for the meeting. Your proxy card shows the number of shares you held on that date.

How do I vote my shares if they are held in “street name”?

If your shares are held in the name of your broker, a bank or other nominee, that party should give you instructions for voting your shares. If your shares are held in a bank or brokerage account, you may be eligible to vote electronically or by telephone. Please refer to the enclosed proxy card for voting instructions. The instructions set forth below apply to record holders only and not those whose shares are held in the name of a nominee.

How many shares are there? And how many votes do I get?

We have three classes of voting securities outstanding: class A common stock, class B common stock and class B special voting stock. Our class A common stock is our only class of stock listed on the New York Stock Exchange.

You get one vote for each share of class A common stock you hold, on each matter voted on at the meeting. You get ten votes for each share of class B common stock you hold, on each matter voted on at the meeting. On each matter voted on at the meeting, the one share of class B special voting stock, which is held by a trustee for the benefit of the holders of LP exchangeable units, is entitled to a number of votes equal to the number of votes that could be cast if all of the outstanding LP exchangeable units were exchanged for class B common stock.

On all matters presented at the meeting, the holders of the class A common stock, the class B common stock and the class B special voting stock will vote together as a single class. The two nominees receiving the highest number of affirmative votes cast will be elected to the Board of Directors.

On the record date, we had outstanding 9,247,200 shares of class A common stock—entitled to cast, in the aggregate, 9,247,200 votes—142,545 shares of class B common stock—entitled to cast, in the aggregate, 1,425,450 votes—and one share of class B special voting stock—entitled to cast 321,075,000 votes.

What vote is required to approve the election of nominees to the Board of Directors?

The two nominees receiving the most votes are elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not count for or against the nominee, nor will a broker “non-vote” count for or against the nominee. Abstentions and broker non-votes will not affect the outcome of the election. If you “withhold” your vote, it is the same as an abstention.

What vote is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006?

Our by-laws provide that corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of the stockholders at which a quorum is present. Therefore, to be approved, Proposal 2 must receive a “FOR” vote from a majority of the votes represented at the meeting.

What will happen if the appointment of Ernst & Young as the Company’s independent registered public accounting firm is not ratified by the stockholders?

Stockholder ratification is not required for the appointment but stockholder views will be considered by the Audit Committee and the Board of Directors when appointing an independent registered public accounting firm for fiscal 2007.

How do I exercise my vote if I am a registered holder of class A or class B common stock (and by when do I need to exercise my vote)?

To vote by proxy, you should complete, sign and date the enclosed proxy card and return it in the prepaid envelope provided.

If you choose to vote your shares using the form of proxy card, your card must be received by our transfer agent, American Stock Transfer and Trust Company, not later than 5:00 p.m. (Eastern Daylight Time) on May 24, 2006.

If you make specific choices and sign and return your proxy card before the Annual Meeting, the proxy holders named on the proxy card will vote your shares as you have directed. If you sign and return the proxy card but do not make specific choices, the proxy holders will vote your shares “FOR” the election of the two nominees for director, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2006, and as they deem appropriate for any other matter properly presented at the meeting.

How do I exercise my vote if I am a registered holder of LP exchangeable units?

As discussed above, holders of LP exchangeable units are entitled to vote at meetings of holders of our common stock through a voting trust arrangement. If you hold LP exchangeable units as of the record date, you may provide voting instructions to Onex Corporation, as trustee, by completing and returning the voting instruction card accompanying this proxy statement. The trustee will vote your shares in accordance with your duly executed instructions received no later than 5:00 p.m., Eastern Daylight Time, on May 24, 2006. If you do not send instructions and do not otherwise attend the meeting to vote in person as discussed below, the trustee will not be able to vote your LP exchangeable units. You may revoke previously given voting instructions prior to 5:00 p.m., Eastern Daylight Time, on May 24, 2006, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

How do I vote in person?

If you are a stockholder of record and prefer to vote your shares at the Annual Meeting, you should bring the enclosed proxy card or proof of identity. We will have ballots available at the meeting. If your shares are held in “street name”—in the name of a bank, broker or other record holder—and you plan to attend the Annual Meeting, you will need to obtain a signed proxy from the record holder giving you the right to vote the shares.

How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote:

•	“FOR” each of the two nominees to the Board of Directors, and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Can I vote on other matters?

The Company’s by-laws limit the matters presented at our Annual Meeting to (1) those matters set forth in the notice of the meeting, (2) those matters that the Board of Directors has properly caused to be presented and (3) as to holders of our class A common stock, those matters brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified the Corporate Secretary in writing (at our principal office) not later than 120 days before the anniversary of the prior year’s proxy statement (holders of our class B common stock and class B special voting stock are not subject to these date limitations). The notice by a stockholder must (i) briefly describe the business to be brought, the reasons and any material interest the stockholder has in the business; (ii) give the stockholder’s name and address; and (iii) represent that the stockholder is a holder of record at the time of the notice and intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to present the business.

We do not expect any matters not listed in this Proxy Statement to come before the meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxy holders the authority to vote your shares as they deem appropriate.

What if I change my mind? Can I change my vote?

Yes. At any time before the vote on a proposal, you may change your vote by:

•	Sending us another signed proxy card with a later date, or

•	Sending us a written notice revoking your proxy (to our Corporate Secretary at 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111), or

•	Attending the Annual Meeting and voting in person.

However, no revocation of your vote will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. If your shares are held in “street name”, you should contact your bank, broker or other nominee regarding the revocation of proxies.

Who counts the votes?

Our transfer agent, American Stock Transfer and Trust Company, will tabulate the votes.

Who acts as inspector of election?

Todd Zimmerman, our General Counsel, will act as inspector of election.

Is my vote confidential?

Generally, yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer and Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

•	as needed to permit American Stock Transfer and Trust Company to tabulate and certify the vote,

•	as required by law, or

•	in limited circumstances, such as a proxy contest in opposition to the Board of Directors.

In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

What does it mean if I get more than one proxy card?

If you receive more than one proxy card, your shares are probably registered in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. If any of these accounts can be consolidated, you may do this by contacting our transfer agent, American Stock Transfer & Trust Company, at (800) 937-5449.

What is a “quorum”?

We may hold the Annual Meeting only if a “quorum” is present, either in person or represented by proxy. A “quorum” is a majority of the voting power represented by our stock outstanding on the record date, including our class A common stock, our class B common stock and our class B special voting stock. Abstentions and broker non-votes are included in determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have a quorum.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our Board of Directors. The Company is paying for the solicitation of proxies. We will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

We may, if appropriate, retain an independent proxy solicitation firm to assist us in soliciting proxies. If we do retain a proxy solicitation firm, we would pay such firm’s customary fees and expenses which we expect would be approximately $7,500, plus expenses.

HOW TO OBTAIN MATERIALS AND COMMUNICATE WITH THE COMPANY

How do I obtain a printed copy of the Proxy Statement, Annual Report or Form 10-K?

You may leave a message on the Company’s toll-free Investor Relations line at (888) 213-5667 or write to us at Emergency Medical Services Corporation, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, Attn: Investor Relations. We will provide you with a copy at no charge. In addition, we have included these documents, as well as all of the documents we file with the SEC, on our website at www.emsc.net and our annual report includes a copy of the Form 10-K (without exhibits) as filed with the SEC. We have enclosed a copy of our annual report to stockholders with this proxy statement (but the annual report is not incorporated by reference into our proxy materials).

Where can I find voting results?

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results in our Form 10-Q for the second quarter of 2006. You will also be able to find the results on the Company’s website at www.emsc.net.

How can stockholders communicate with the Board of Directors?

Stockholders may communicate with the Board by writing to the Board of Directors, care of the Corporate Secretary, Emergency Medical Services Corporation, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111. The Corporate Secretary will forward any such correspondence to the entire Board of Directors. Please see the additional information in the section captioned “Corporate Governance—Communications with Directors.”

INFORMATION ABOUT OUR STOCK OWNERSHIP

Principal Holders of the Company’s Stock

The following table sets forth all persons known to us to be the beneficial owners of more than 5% of our class A and class B common stock or our class B special voting stock as of April 12, 2006.

We report the amounts and percentages of our voting stock, including our common stock, beneficially owned on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, including our common stock subject to an option that is exercisable within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

Our LP exchangeable units are exchangeable on a one-for-one basis for shares of class B common stock at any time at the option of the holder. Accordingly, this table assumes the exchange of all LP exchangeable units for class B common stock. Until such exchange, the holders of the LP exchangeable units have the benefit of the class B special voting stock through which the holders may exercise voting rights as though they held the same number of shares of class B common stock. As a result, each person identified as a beneficial owner of class B common stock may also be deemed to own beneficially a percentage of the one share of class B special voting stock approximately equal to that person’s percentage ownership of the class B common stock. Moreover, because our class B common stock is convertible at any time on a one-for-one basis for shares of class A common stock at the option of the holder, each holder of class B common stock may be deemed to own an equal number of shares of class A common stock.

Except as described above with respect to the shared right to direct the vote of the class B special voting stock, and as we describe in the footnotes, to our knowledge each of the beneficial owners has sole voting and investment power with respect to the voting securities beneficially owned.

Name and Address of Beneficial Owners of Common Stock	Shares Beneficially Owned	Percentage of Class	Percentage of All Equity Shares	Percent of Voting Power(1)
Onex Corporation	1 class B special voting stock	100%	0%	96.8%
Onex Corporation(2)	32,107,523 class B(3)	99.6%	77.4%	96.8%
Onex Partners LP(4)	17,226,723 class B(3)	53.5%	41.5%	51.9%
Onex Partners LLC(5)	11,106,924 class B(3)	34.4%	26.8%	33.3%
Onex EMSC Co-Invest LP(6)	2,844,855 class B(3)	8.8%	6.9%	8.5%
FMR Corp.(7)	1,700,000 class A(8)	18.9%	4.1%	*
Entities affiliated with Accipiter Life Sciences Fund, LP(9)	1,074,000 class A(10)	11.6%	2.6%	*
Entities affiliated with Deerfield Capital, L.P.(11)	750,000 class A(12)	8.1%	1.8%	*
Citadel Limited Partnership(13)	650,475 class A(14)	7.0%	1.5%	*

*	Represents less than 1%.
(1)	On each matter submitted to the stockholders for their vote, our class A common stock is entitled to one vote per share, our class B common stock is entitled to ten votes per share, reducing to one vote per share under certain limited circumstances, and our class B special voting stock is entitled to a number of votes that could be cast if all of the outstanding LP exchangeable units were exchanged for class B common stock. Except as required by law, our class A common stock, class B common stock and class B special voting stock vote together on all matters submitted to stockholders for their vote.
(2)	Includes the following: (i) 17,226,723 LP exchangeable units held by Onex Partners LP; (ii) 11,106,924 LP exchangeable units held by Onex Partners LLC; (iii) 2,844,855 LP exchangeable units held by Onex EMSC Co-Invest LP; (iv) 639,649 LP exchangeable units held by EMS Executive Investco LLC; (v) 289,349 LP exchangeable units held by Onex US Principals LP; and (vi) 45 class B shares held by Onex American Holdings II LLC. Onex Corporation may be deemed to own beneficially the LP exchangeable units held by (a) Onex Partners LP, through Onex’ ownership of all of the common stock of Onex Partners GP, Inc., the general partner of Onex Partners GP LP, the general partner of Onex Partners LP; (b) Onex Partners LLC, through Onex’ ownership of all of the equity of Onex Partners LLC; (c) Onex EMS Co-Invest LP, through Onex’ ownership of all of the common stock of Onex Partners GP, Inc., the general partner of Onex Partners GP LP, the general partner of Onex EMSC Co-Invest LP; (d) EMS Executive Investco LLC, through Onex’ ownership of Onex American Holdings II LLC which owns 33.33% of the voting power of EMS Executive Investco LLC; and (e) Onex US Principals LP through Onex’ ownership of all of the equity of Onex American Holdings GP LLC, the general partner of Onex US Principals LP. Onex Corporation disclaims such beneficial ownership. The address for Onex Corporation is 161 Bay Street, Toronto, ON M5J 2S1, Canada.

Mr. Gerald W. Schwartz, the Chairman, President and Chief Executive Officer of Onex Corporation, owns shares representing a majority of the voting rights of the shares of Onex Corporation and as such may be deemed to own beneficially all of the LP exchangeable units owned beneficially by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership.

(3)	According to the SEC rules, any securities not outstanding (such as shares of our class B common stock issuable on conversion of our LP exchangeable units) should be assumed to be outstanding only for the calculation of beneficial ownership of the individual who beneficially owns such shares. Our calculation of the beneficial ownership of our class B common stock assumes the exchange of all of our LP exchangeable units for class B common stock because the LP exchangeable unit holders currently have the power to direct a number of votes equal to the votes they would cast if they exchanged their LP exchangeable units for class B stock.

(4)	All of the LP exchangeable units owned by Onex Partners LP may be deemed owned beneficially by each of Onex Partners GP LP, Onex Partners GP, Inc. and Onex Corporation. The address for Onex Partners LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.
(5)	All of the LP exchangeable units owned by Onex Partners LLC may be deemed owned beneficially by Onex Corporation. The address for Onex Partners LLC is 421 Leader Street, Marion, Ohio 43302.
(6)	All of the LP exchangeable units owned by Onex EMSC Co-Invest LP may be deemed owned beneficially by each of Onex Partners GP LP, Onex Partners GP, Inc. and Onex Corporation. The address for Onex EMSC Co-Invest LP is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.
(7)	Based solely on information contained in the Form 13G filed with the SEC by FMR Corp. and Edward C. Johnson 3d on January 10, 2006. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(8)	These securities are owned by various investors, including (a) Fidelity Management and Research Company (which owns 1,507,200 shares, representing 16.8% of the class A common stock outstanding) and (b) Fidelity Capital and Income Fund (which owns 685,600 shares, representing 7.7% of the class A common stock outstanding) for which FMR Corp. is the parent holding company. Members of the family of Edward C. Johnson 3d, the Chairman of FMR Corp., own 49% of the voting power of FMR Corp. and control FMR Corp. through a voting trust agreement. For purposes of the reporting requirements of Securities Exchange Act of 1934, each of FMR Corp. and Edward C. Johnson 3d is deemed to be a beneficial owner of such securities. As of January 10, 2006, FMR Corp. and Edward C. Johnson 3d have sole dispositive power for the entire holding of 1,700,000 of class A common stock shares and sole voting power for 193,200 shares of class A common stock.
(9)	Based solely on information contained in the (a) Form 13G/A filed with the SEC by Accipiter Life Sciences Fund, LP, Accipiter Life Sciences Fund (Offshore), Ltd., Accipiter Life Sciences Fund II, LP, Accipiter Capital Management, LLC, Candens Capital, LLC and Gabe Hoffman on February 7, 2006, and (b) the Form 4 filed with the SEC by Accipiter Capital Management, LLC, Gabe Hoffman and Candens Capital, LLC on February 9, 2006. The address for Accipiter Capital Management, LLC, Candens Capital, LLC and Gabe Hoffman is 399 Park Avenue, 38th Floor, New York, New York 10022.
(10)	Includes (a) 356,454 shares of class A common stock held by Accipiter Life Sciences Fund, LP, a Delaware limited partnership (“ALSF”), (b) 318,639 shares of class A common stock held by Accipiter Life Sciences Fund (Offshore), Ltd., a Cayman Islands company (“Offshore”), (c) 204,497 shares of class A common stock held by Accipiter Life Sciences Fund II, LP, a Delaware limited partnership (“ALSF II”), (d) 128,018 shares of class A common stock held by Accipiter Life Sciences Fund II (Offshore), Ltd., a Cayman Islands company (“Offshore II”), and (e) 66,392 shares of class A common stock held by Accipiter Life Sciences Fund II (QP), LP, a Delaware limited partnership (“ALSF II QP”). ALSF, Offshore, ALSF II, Offshore II and ALSF II QP are collectively referred to as the “ALSF Entities”. Candens Capital, LLC, a Delaware limited liability company (“Candens”), is the general partner of ALSF, ALSF II and ALSF II QP and, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may be deemed to be a beneficial owner of the 627,343 shares held by such entities which represent 6.8% of the shares of class A common stock outstanding. Accipiter Capital Management LLC, a Delaware limited liability company (“ACM”), is the investment manager of Offshore and Offshore II and, for the purposes of the reporting requirements of the Securities Exchange Act of 1934, may be deemed to be a beneficial owner of the shares of class A common stock held by such entities. Gabe Hoffman, the managing member of Candens and ACM, may be deemed to be the beneficial owner of the shares held by the ALSF Entities. Each of Mr. Hoffman, Candens and ACM disclaim beneficial ownership of such securities, except to the extent of his or its respective equity interest in such securities. None of Mr. Hoffman, Candens or ACM have sole dispositive or voting power with respect to such securities.
(11)	Based solely on information contained in the Form 13G filed with the SEC by Arnold H. Snider, Deerfield Capital, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P. and Deerfield International on January 11, 2005. The address for Arnold H. Snider is 780 Third Avenue, 37th floor, New York, NY 10017.

(12)	These securities are owned by Deerfield, L.P., Deerfield Partners, L.P., Deerfield Management Company, L.P. and Deerfield International. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Mr. Snider is deemed to be a beneficial owner of such securities. As of January 11, 2006, Mr. Snider does not have sole dispositive or voting power with respect to such securities.
(13)	Based solely on information contained in the Form 13G/A filed with the SEC by Citadel Limited Partnership, Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Wellington LLC, Citadel Kensington Global Strategies, Fund Ltd. and Citadel Equity Fund Ltd. (the “Citadel Entities”) on February 13, 2006. The address for the Citadel Entities is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.
(14)	These securities are owned by Citadel Limited Partnership and each of the Citadel Entities is deemed to be a beneficial owner of such securities. As of February 13, 2006, each of the Citadel entities has shared dispositive and voting power over such securities.

Stock Ownership of Directors and Executive Officers

The following table sets forth the number of shares of our voting securities, including our common stock, beneficially owned as of April 12, 2006 by each director and each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group. Except as we describe in the footnotes, to our knowledge, each named person has sole voting and investment power with respect to the shares shown in the table. Beneficial ownership is determined on the basis of the rules of the SEC. Please see “—Principal Holders of the Company’s Stock” for a description of those rules.

Name	Common Stock	Shares Subject to Options(1)	Total Shares Beneficially Owned	Percentage of Class	Percentage of Equity Shares		Percentage of Voting Power
Robert M. Le Blanc(2)	56,084 class B	—	56,084 class B	*	*		*

Steven B. Epstein(3)	37,500 class A	—	37,500 class A	*	*		*

James T. Kelly(3)	112,500 class A	—	112,500 class A	1.2%	*		*

Michael L. Smith(3)(4)	37,500 class A	—	37,500 class A	*	*		*

William A. Sanger(3)	450,000 class A	185,271 class A	635,271 class A	6.7%	1.5%		*

Don S. Harvey(3)	75,000 class A	46,318 class A	121,318 class A	1.3%	*		*

Dighton C. Packard, M.D.(5)	33,750 class A	6,094 class A	39,844 class A	*	*		*

Randel G. Owen(3)	33,750 class A	46,318 class A	80,068 class A	*	*		*

Todd G. Zimmerman(3)	18,750 class A	18,527 class A	37,277 class A	*	*		*

All directors and executive officers as a group (9 persons)	798,750 class A 56,084 class B	302,528 class A —	1,101,278 class A 56,084 class B	11.9 * %	2.6 *	%	* *

*	Represents less than 1%.
(1)	Represents stock options that are exercisable on April 20, 2006 or become exercisable within 60 days of April 20, 2006.
(2)	Includes (i) 35,814 LP exchangeable units held by Onex US Principals LP which may be deemed owned beneficially by Mr. Le Blanc by reason of his pecuniary interest in the LP exchangeable units owned by Onex US Principals LP and (ii) 20,250 LP exchangeable units owned by Onex EMSC Co-Invest LP which may be deemed to be owned beneficially by Mr. Le Blanc by reason of his pecuniary interest in Onex EMSC Co-Invest LP. Mr. Le Blanc disclaims beneficial ownership of the LP exchangeable units owned by Onex US Principals LP and Onex EMSC Co-Invest LP. Mr. Le Blanc’s address is c/o Onex Investment Corporation, 712 Fifth Avenue, New York, New York 10019.
(3)	The address of these stockholders is c/o Emergency Medical Services Corporation, 6200 Syracuse Way, Suite 200, Greenwood Village, Colorado 80111-4737.
(4)	Includes 36,725 shares of our class A common stock held by the Michael L. Smith Grantor Retained Annuity Trust, dated October 1, 2005, and 775 shares of class A common stock held by Michael L. Smith.
(5)	The address of this stockholder is c/o EmCare Holdings Inc., 1717 Main Street, Suite 5200, Dallas, Texas 75201.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s class A common stock (referred to as “Reporting Persons”) file reports of initial ownership and changes in ownership of the Company’s common stock with the SEC. The SEC regulations require the Reporting Persons to furnish the Company with copies of such reports. Based solely on our review of copies of these reports received by us with respect to our eleven months ended December 31, 2005, we believe that during 2005 all Reporting Persons filed on a timely basis all reports required of them with the following exceptions, which were filed past the deadline: on February 9, 2006, affiliates of Accipiter Life Sciences Fund, LP jointly filed a Form 3 disclosing three transactions which took place on December 30, 2005, as well as two Forms 4 disclosing transactions that took place in fiscal 2006.

ELECTION OF DIRECTORS

How is the Board structured?

The Company’s Board of Directors is divided into three classes, serving staggered three-year terms so that the term of one class expires at each annual meeting. The Company’s Board of Directors currently consists of six directors. Two directors will be elected at this year’s Annual Meeting for a three-year term expiring in 2009, each until his successor is elected and qualified, or until his earlier death, resignation or removal.

The other four directors currently on our Board will continue to serve for their respective terms.

Who is nominated to stand for election?

Robert M. Le Blanc and William A. Sanger, each of whom is a current director of the Company, have been nominated to stand for election at the Annual Meeting for three-year terms expiring in 2009. The principal occupation and certain other information about each of the nominees, as well as the continuing directors, are set forth on the following pages.

We have no reason to believe that either of the nominees will be unable or unwilling to serve if elected. However, if any nominee should become unable or unwilling for any reason to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors.

The Board of Directors recommends that stockholders vote FOR each of the named nominees.

Will the Company be adding any additional directors before the next annual meeting?

We expect to add one or more additional independent directors within 12 months after December 15, 2005, the effective date of our registration statement relating to our initial public offering, as required by the rules of the New York Stock Exchange and the SEC. We anticipate that one of these new directors will be appointed to the Audit Committee of the Board. We have not yet identified any new independent director. When we do so, we expect that the Board of Directors, as permitted by our By-Laws, will increase the size of the Board, and elect the identified person to fill the vacancy created. For more information about the independence of our directors, please see “Proposal I—Election of Directors—Director Independence.”

PROPOSAL I

ELECTION OF DIRECTORS

Under our By-Laws, our Board of Directors may consist of three or more directors, the exact number to be set from time to time by resolution of our Board. The Board of Directors currently consists of six members. The Board of Directors is divided into three classes of directors, with each class as nearly equal in number of directors as possible. Class I consists of Robert M. Le Blanc and William A. Sanger, and their current terms of office will expire at this Annual Meeting. Class II consists of Steven B. Epstein and James T. Kelly, and their current terms of office will expire at the 2007 annual meeting of stockholders. Class III consists of Don S. Harvey and Michael L. Smith, and their current terms of office will expire at the 2008 annual meeting.

At each annual stockholders’ meeting, directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining directors then in office. At the Annual Meeting, two directors are to be elected by the stockholders to hold office, each for a term of three years and until his successor is elected and qualified.

We have a Corporate Governance and Nominating Committee to propose nominees, and all nominations are approved by the Board of Directors. The Board of Directors recommends that its two nominees for directors be elected at the Annual Meeting. The nominees are Robert M. Le Blanc and William A. Sanger. Each of these nominees has consented to serve as a director if elected. Messrs. Le Blanc and Sanger currently serve as directors of the Company, and each has served as a director of the Company since November 2005. If either nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election of such other person as a director as the Board of Directors may recommend.

Information regarding each of the nominees proposed by the Board of Directors for election as Class I directors, along with information concerning the present Class II and Class III continuing directors of the Company, is set forth below:

Class I—Nominees

Name	Age	Position(s)
William A. Sanger	55	Director Nominee, Chairman and Chief Executive Officer
Robert M. Le Blanc	39	Director Nominee, Lead Director

Class II Directors—Terms Expiring in 2007

Name	Age	Position(s)
Steven B. Epstein	62	Director
James T. Kelly	59	Director

Class III Directors—Terms Expiring in 2008

Name	Age	Position(s)
Don S. Harvey	48	Director, President and Chief Operating Officer
Michael L. Smith	57	Director

The Board of Directors recommends a vote FOR the election of the nominees for Class I Director named above.

Our Company was formed in November 2005, as the successor to Emergency Medical Services L.P. Messrs. Le Blanc and Sanger have served on the Board since the Company’s formation and the other four directors were elected to the Board on December 13, 2005, just before we formally approved our initial public offering. The period of service on our Board of Directors referred to below includes services on the board of directors of the predecessor of our Company.

Our operating subsidiaries are American Medical Response, Inc., which we refer to as AMR, and EmCare Holdings Inc. which we refer to as EmCare.

Mr. Le Blanc is serving as our Lead Director. In that role, his primary responsibility is to preside over periodic executive sessions of our board of directors in which management directors and other members of management do not participate, and he has the authority to call meetings of the non-management directors. The Lead Director also chairs certain portions of board meetings, serves as liaison between the Chairman of the Board and the non-management directors, and develops, together with the Chairman, the agenda for board meetings. The Lead Director will also perform other duties the Board delegates from time to time to assist the board in fulfilling its responsibilities.

Director Nominees

William A. Sanger has been a director, chairman and Chief Executive Officer of Emergency Medical Services Corporation and its predecessor since February 10, 2005. Mr. Sanger was appointed President of EmCare in 2001 and Chief Executive Officer of AMR and EmCare in June 2002. Mr. Sanger is a co-founder of BIDON Companies where he has been a Managing Partner since 1999. Mr. Sanger served as President and Chief Executive Officer of Cancer Treatment Centers of America, Inc. from 1997 to 2001. From 1994 to 1997, Mr. Sanger was co-founder and Executive Vice President of PhyMatrix Corp., then a publicly traded diversified health services company. In addition, Mr. Sanger was president and chief executive officer of various other healthcare entities, including JFK Health Care System. Mr. Sanger has an MBA from the Kellogg School of Management at Northwestern University. Mr. Sanger has more than 30 years of experience in the healthcare industry.

Robert M. Le Blanc has served as Managing Director of Onex Investment Corp., an affiliate of Onex Corporation, a diversified industrial corporation, since 1999. Prior to joining Onex in 1999, he was with Berkshire Hathaway for seven years. From 1988 to 1992, Mr. Le Blanc held numerous positions with GE Capital, with responsibility for corporate finance and corporate strategy. Mr. Le Blanc serves as the Lead Director of Magellan Health Services, Inc., and is a director of Res-Care, Inc., Center for Diagnostic Imaging, Inc., First Berkshire Hathaway Life, Skilled Healthcare Group, Inc. and Connecticut Children’s Medical Center. Mr. Le Blanc became a director of the predecessor of Emergency Medical Services Corporation in December 2004.

Continuing Directors

Steven B. Epstein became a director of the predecessor of Emergency Medical Services Corporation in July 2005. Mr. Epstein is the founder and senior healthcare partner of the law firm of Epstein Becker & Green, P.C. Epstein Becker & Green, P.C. generally is recognized as one of the country’s leading healthcare law firms. Mr. Epstein serves as a legal advisor to healthcare entities throughout the U.S. Mr. Epstein received his B.A. from Tufts University, where he serves on the Board of Trustees and the Executive Committee, and his J.D. from Columbia Law School, where he serves as Chairman of the Law School’s Board of Visitors. In addition, Mr. Epstein serves as a director of many healthcare companies and venture capital and private equity firms, including HealthExtras, Inc. (a pharmacy benefit company).

James T. Kelly became a director of the predecessor of Emergency Medical Services Corporation in July 2005. From 1986 to 1996, Mr. Kelly served as President and Chief Executive Officer of Lincare Holdings Inc., and he served as Chairman of the Board of Lincare from 1994 to 2000. Lincare is a publicly traded company that provides respiratory care, infusion therapy and medical equipment to patients in the home. Prior to joining Lincare, Mr. Kelly was with Union Carbide Corporation for 19 years, where he served in various management positions. Mr. Kelly also serves as a director of American Dental Partners, Inc. (a provider of dental management services) and HMS Holdings Corp. (a provider of consulting and business office outsourcing and reimbursement services to healthcare providers).

Michael L. Smith became a director of the predecessor of Emergency Medical Services Corporation in July 2005. Mr. Smith served as Executive Vice President and Chief Financial and Accounting Officer of Anthem, Inc. and its subsidiaries, Anthem Blue Cross and Blue Shield, from 2001 until his retirement in January 2005. Mr. Smith was Executive Vice President and Chief Financial Officer of Anthem Insurance from 1999, and from 1996 to 1998 he served as Chief Operating Officer and Chief Financial Officer of American Health Network Inc., then a subsidiary of Anthem. Mr. Smith was Chairman, President and Chief Executive Officer of Mayflower Group, Inc. (a transportation company) from 1989 to 1995, and held various other management positions with that company from 1974 to 1989. Mr. Smith also serves as a director of First Indiana Corporation and its principal subsidiary, First Indiana Bank, InterMune, Inc. (a biopharmaceutical company), Kite Realty Group Trust (a retail property REIT), Calumet Specialty Products, LP (a refiner of specialty petroleum products) and Vectren Corporation (a gas and electrical power utility). Mr. Smith also serves as a member of the Board of Trustees of DePauw University, a Trustee of the Indianapolis Museum of Art and a Trustee of the Michigan Maritime Museum, and a director of the Central Indiana Community Foundation and the Lumina Foundation.

Don S. Harvey has been President and Chief Operating Officer of Emergency Medical Services Corporation and its predecessor since February 10, 2005, and was elected a director of the predecessor of Emergency Medical Services Corporation in July 2005. Mr. Harvey joined EmCare as an executive officer in 2001 and was appointed President in June 2002. Mr. Harvey is a co-founder of BIDON Companies where he has been a Managing Partner since 1999. Prior to that, he served as President of the Eastern Region of Cancer Treatment Centers of America, Inc. from 1997 to 1999. Prior to that, Mr. Harvey was an executive officer of PhyMatrix Corp. and Executive Vice President of JFK Healthcare System. Mr. Harvey is a director of several organizations, including the emergency medicine industry trade association EDPMA. Mr. Harvey has a Master of Science degree from Nova Southeastern University. Mr. Harvey has more than 20 years of experience in healthcare services serving the public, governmental and private markets.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed by or under the direction of our Board of Directors. The principal functions of the Board and its committees are to:

•	set policy for the Company;

•	assist with strategic planning;

•	select and monitor the performance of the Chief Executive Officer, and

•	provide management with appropriate advice and feedback concerning the business and operations of the Company.

The principal functions of the Board and its committees are more fully described in the Company’s Corporate Governance Guidelines, adopted by our Board of Directors on December 14, 2005. To achieve these goals, the directors will monitor the performance of the Company by regularly attending meetings of the Board and its committees. The Board of Directors was constituted in November 2005, and four of our six directors were first elected to the Board on December 13, 2005. Accordingly, the Board held one (1) regularly scheduled meeting and no special meetings during fiscal 2005. All Board members attended the regular meeting held in fiscal 2005. The Committees of the Board of Directors were established in December 2005 and no Committee meetings were held in fiscal 2005.

A copy of our Corporate Governance Guidelines is available on the Company’s website at www.emsc.net and is also available in print to any stockholder who sends a request to Emergency Medical Services Corporation, Attn: Investor Relations, 6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, (303) 495-1200.

Code of Business Conduct and Ethics and Code of Ethics for the Chief Executive Officer and Senior Financial Officers

The Board of Directors has adopted a “Code of Business Conduct and Ethics” that applies to all of the Company’s officers, employees and directors, and a “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” that applies to our chief executive officer, chief financial officer, corporate officers with financial and accounting responsibilities, including the controller, treasurer and chief accounting officer, and any other person performing similar tasks or functions. The Code of Business Conduct and Ethics and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available at the “Corporate Governance” section of the Company’s website at www.emsc.net. Copies of these codes may also be obtained free of charge from the Company upon a request to Emergency Medical Services Corporation, Attn: Investor Relations, 6200 South Syracuse Way, Suite 200, Greenwood Village, Colorado 80111, (303) 495-1200.

We will promptly disclose any substantive changes in or waiver from, together with reasons for any waiver, either of these codes granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information in the “Corporate Governance” section of our website at www.emsc.net.

Director Independence

Onex Corporation currently controls more than 50% of our combined voting power and we are, therefore, a “controlled company” under New York Stock Exchange rules. We currently avail ourselves of the “controlled company” exception under the New York Stock Exchange rules, which eliminates the requirements that we have a majority of independent directors on our Board of Directors and that our compensation and governance and nominating committees be composed entirely of independent directors.

Our Board of Directors consists of six directors, including three independent directors under NYSE rules: Steven R. Epstein, James T. Kelly and Michael L. Smith. The Board of Directors has affirmatively determined that Messrs. Epstein, Kelly and Smith are independent under the criteria established by the New York Stock Exchange for independent board members.

In addition, the Board of Directors has determined that Messrs. Kelly and Smith meets the additional criteria required for audit committee membership, as neither of them receives any fees or compensation from the Company other than compensation received in his capacity as a director. Because Mr. Epstein is a partner of a law firm that receives fees from the Company, he does not meet this additional audit committee criteria. Under NYSE and SEC rules, our Audit Committee must eventually have a minimum of three persons and be composed entirely of independent directors. The Company became subject to these rules on December 15, 2005, the effective date of our registration statement relating to our initial public offering. As a newly registered company, we need only have a majority of independent audit committee members for 12 months after our initial registration. Within 12 months of our initial registration, we must have an audit committee composed entirely of independent directors. We are in the process of identifying an additional independent candidate to join our Board and to replace Mr. Epstein as a member of our Audit Committee in compliance with the SEC and NYSE rules. Also, Mr. Smith serves on the audit committee of the boards of directors of Kite Realty Group Trust, Intermune, Inc. and Calumet Specialty Products, LP. Mr. Smith’s service on these committees will be considered by the Board of Directors at its annual meeting when it appoints committee members.

Executive Sessions

The Board of Directors intends to hold executive sessions of the non-management directors at least quarterly, following regularly scheduled in-person meetings of the Board of Directors. Executive sessions do not include any employee directors of the Company. Mr. Le Blanc, the Lead Director, will preside over the executive sessions of the non-management directors.

Board Attendance at Annual Meetings

Board members are invited to attend the Company’s annual meetings but they are not required to do so. The Company reimburses the travel expenses of any director who travels to attend the annual meeting. This is our first annual meeting of stockholders since our initial public offering.

Communications with Directors

Stockholders, employees or other interested parties may communicate with the Board of Directors of the Company, and its Audit Committee, by calling the Ethics & Integrity Helpline at (877) 835-5267 or by writing to Emergency Medical Services Corporation, Attn: Corporate Secretary, 6200 S. Syracuse Way, Greenwood Village, Colorado 80111. These communications will be reviewed by the Ethics & Compliance Department as agent for the non-management directors in facilitating direct communications to the Board of Directors and its Audit Committee. All communications will be handled in a confidential manner, to the degree the law allows. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good-faith report.

In any communication, an interested person may direct a particular audience, including our Lead Director, Mr. Le Blanc. Unless otherwise directed in the communication, the Ethics & Compliance Department will:

•	direct communications containing complaints relating to accounting, internal accounting controls or auditing matters to the Audit Committee,

•	direct communications containing complaints relating to conduct of employees to the Company’s Helpline Reports,

•	direct communications containing complaints of non-compliant behavior, such as allegations with respect to non-compliance with healthcare regulations or antitrust violations in the organization, to the Compliance Committee, and

•	direct proposals, nominations and recommendations for prospective director nominees to the chairman of the Company’s Nominating and Corporate Governance Committee.

Copies of actual communications will be provided to the Board of Directors upon its request.

The Company will reiterate to employees annually the process for communicating concerns.

Committees of the Board of Directors

Our Board of Directors currently maintains an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Compliance Committee. The committee charters are available on our website at www.emsc.net and are also available in print to any stockholder who sends a request to Emergency Medical Services Corporation, Attn: Investor Relations, 6200 S. Syracuse Way, Greenwood Village, Colorado 80111. The committees were constituted in December 2005 shortly prior to our initial public offering, and as such did not hold any meetings in 2005.

Audit Committee

Members	Principal Functions	Meetings in 2005

Michael L. Smith, Chair Steven B. Epstein James T. Kelly	• Ensures that the Company conducts its business in conformance with appropriate legal and regulatory standards and requirements.	None

•      Annually selects, appoints, evaluates, determines the compensation of, and retains the independent auditors, reviews the services to be performed by the independent auditors and the terms of their engagement, exercises oversight of their activities and, where appropriate, terminates and/or replaces the independent auditors.

• Oversees and ensures adequacy of internal controls and risk management.

• Reviews with management and the independent auditors the Company’s quarterly and annual periodic reports and other financial disclosures such as earnings releases.

• Reviews the results of each external audit and considers the adequacy of the Company’s internal controls.

• Determines the duties and responsibilities of the internal auditors, reviews the internal audit program, and oversees other activities of the internal auditing staff.

• Prepares a report to stockholders included in the Company’s annual proxy statement.

The Board has determined that Mr. Smith is an “audit committee financial expert” as defined under the SEC rules. The Board has determined that each member of the Committee is “independent” and “financially literate” in accordance with the listing standards of the NYSE and the SEC, but that Mr. Epstein is not “independent” in accordance with the additional criteria of the SEC for audit committee members because of the Company’s engagement of Mr. Epstein’s law firm to consult on certain matters. The Company is in the process of finding an additional director who is “independent” in accordance with SEC standards for audit committee members.

A copy of the charter of the Audit Committee is attached as Annex A to this proxy statement.

Compensation Committee

Members	Principal Functions	Meetings in 2005

James T. Kelly, Chair Robert M. Le Blanc Michael L. Smith	• Administers the Company’s stock option plans including the review and grant of stock options to all eligible employees and directors.	None
• Reviews and approves corporate goals and objectives relevant to Mr. Sanger’s compensation, evaluates his performance, determines and approves Mr. Sanger’s compensation.

• Reviews and approves the evaluation process and compensation for the Company’s officers.

• Prepares a report to stockholders included in the Company’s annual proxy statement.

As the Company is a “controlled” company, one of our current Compensation Committee members, Mr. Le Blanc, is not independent, as is permitted by NYSE rules.

Corporate Governance and Nominating Committee

Members	Principal Functions	Meetings in 2005

Steven B. Epstein, Chair Don S. Harvey James T. Kelly Robert M. Le Blanc William A. Sanger Michael L. Smith	• Establishes procedures for the nomination process and recommends candidates for election to the Board.	None
• Recommends committee assignments, and the establishment of special committees’ committee chairs.
• Reviews and reports to the Board of Directors on corporate governance matters.
• Oversees the evaluation of the Board of Directors and management.

As the Company is a “controlled” company, three of our current Corporate Governance and Nominating Committee members, Messrs. Harvey, Le Blanc and Sanger, are not independent as is permitted by the NYSE rules.

In accordance with its charter, when a vacancy exists on the Board, the Corporate Governance and Nominating Committee will identify and evaluate potential director candidates and recommend to the Board individuals to fill such vacancy either through appointment by the Board or through election by stockholders. The Committee will consider recommendations of management, stockholders and others.

When evaluating a potential director candidate, the Committee will consider such criteria as it deems appropriate, including a candidate’s integrity, judgment, willingness, capability, experience with businesses and other organizations of comparable nature or size, and the interplay of a candidate’s experience with the experience of other Board members. This evaluation process is the same for nominees submitted by our stockholders. The Committee did not receive any recommendations from stockholders proposing candidates for election at this Annual Meeting. To recommend a prospective nominee for consideration, submit the candidate’s name and qualifications to the following address:

Emergency Medical Services Corporation

6200 S. Syracuse Way, Suite 200

Greenwood Village, Colorado 80111

Attention: Corporate Secretary

All stockholder nominations for director must comply with the procedures set forth in the Company’s By-Laws. For the Corporate Governance and Nominating Committee to consider a candidate recommended by a holder of our class A common stock for nomination, the recommendation must be delivered or mailed to and received by our Corporate Secretary at the Company’s principal office not later than 120 days before the anniversary of the prior year’s proxy statement, in the case of an annual meeting and, in the case of a special meeting, the close of business on the fifteenth day following the date on which the Company first publicly discloses the date of the special meeting. In particular, for nominations to be considered at the 2007 annual meeting of stockholders, the recommendation must be received by December 29, 2006. The notice must:

(i) give the stockholder’s name, age and business and residence address and those of the person(s) to be nominated,

(ii) give principal occupation of the nominee,

(iii) represent that the stockholder is a holder of record at the time of the notice and intends to be a holder on the record date (giving the number of shares and class) and intends to be at the meeting in person or by proxy to make the nomination(s),

(iv) describe any arrangements or understandings between the stockholder, the nominee(s) and any other person(s) (naming the person(s)) pursuant to which the nomination is made,

(v) provide any other information about the nominee(s) that must be disclosed in a proxy statement under the SEC’s proxy rules, and

(vi) include the consent of each nominee to serve as a director if elected.

Compliance Committee

Members	Principal Functions	Meetings in 2005

Robert M. Le Blanc, Chair	• Ensures proper communication of compliance issues to Board and its committees.	None

Steven B. Epstein Michael L. Smith	• Reviews significant compliance risk areas and management’s efforts to monitor, control and report such risk exposures.

• Monitors the effectiveness of the Company’s Ethics and Compliance Department.

• Reviews and approves compliance related policies and proceedings.

Director Compensation

Our non-employee directors are compensated as follows:

Annual Board Retainer	$35,000
Additional Annual Retainer for Audit Committee Chair	$15,000
Additional Annual Retainer for Compensation Committee Chair	$10,000
In-person Board Meeting Fee	$2,000
Telephonic Board Meeting Fee	$1,000
In-person Committee Meeting Fee	$1,000
Telephonic Committee Meeting Fee	$500

Directors who are employees of the Company receive no compensation for their services as a director. Mr. Le Blanc receives no compensation for his services as a member of the Board of Directors, its committees, or as Lead Director.

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee was comprised of the following three non-employee directors: Mr. Kelly, Chair, Mr. Le Blanc and Mr. Smith. Mr. Le Blanc served as an officer of certain acquisition subsidiaries during their formation period but resigned in connection with our acquisition of AMR and EmCare. No other member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during 2005. In addition, during 2005, no executive officer of the Company served as a director or as a member of the compensation committee of a company which employs a director of the Company.

EXECUTIVE COMPENSATION

Executive Officers of the Company

The following information regarding the Company’s executive officers is as of April 20, 2006.

Name	Age	Position
William Sanger	55	Director, Chairman and Chief Executive Officer
Don S. Harvey	48	Director, President and Chief Operating Officer
Randel G. Owen	47	Chief Financial Officer and Executive Vice President
Dighton C. Packard, M.D.	57	Chief Medical Officer
Todd G. Zimmerman	40	General Counsel and Executive Vice President

Set forth below is a description of the background of each of our executive officers other than Messrs. Sanger and Harvey. For further information about Mr. Sanger, please see “Proposal I—Election of Directors—Director Nominees.” For further information about Mr. Harvey, please see “Proposal I—Election of Directors—Continuing Directors.”

Randel G. Owen has been Chief Financial Officer of Emergency Medical Services Corporation and its predecessor since February 10, 2005 and was appointed Executive Vice President as of December 1, 2005. Mr. Owen was appointed Executive Vice President and Chief Financial Officer of AMR in March 2003. He joined EmCare in July 1999 and served as Executive Vice President and Chief Financial Officer from June 2001 to March 2003. Before joining EmCare, Mr. Owen was Vice President of Group Financial Operations for PhyCor, Inc. in Nashville, Tennessee from 1995 to 1999. Mr. Owen has more than 20 years of financial experience in the health care industry. Mr. Owen received an accounting degree from Abilene Christian University.

Dighton C. Packard, M.D. has been Chief Medical Officer of EmCare since 1990 and became Chief Medical Officer of the predecessor of Emergency Medical Services Corporation in April 2005. Dr. Packard is also the Chairman of the Department of Emergency Medicine at Baylor University Medical Center in Dallas, Texas and a member of the Board of Trustees for Baylor University Medical Center and for Baylor Heart and Vascular Hospital. Dr. Packard has practiced emergency medicine for more than 25 years. He received his BS from Baylor University at Waco and his MD from the University of Texas Medical School at San Antonio.

Todd G. Zimmerman has been General Counsel of Emergency Medical Services Corporation and its predecessor since February 10, 2005 and was appointed Executive Vice President effective December 1, 2005. Mr. Zimmerman was appointed General Counsel and Executive Vice President of EmCare in July 2002 and of AMR in May 2004. Mr. Zimmerman joined EmCare in October 1997 in connection with EmCare’s acquisition of Spectrum Emergency Care, Inc. where he served as Corporate Counsel. Prior to joining Spectrum in 1997, Mr. Zimmerman worked in the private practice of law for seven years, providing legal advice and support to various large corporations. Mr. Zimmerman received his BS in Business Administration from St. Louis University and his J.D. from the University of Virginia School of Law.

Officers and Key Employees

Steve Murphy was appointed Senior Vice President of Government and National Services of Emergency Medical Services Corporation effective December 1, 2005. He has served in that role with AMR since 2003. Prior to joining AMR in 1989, Mr. Murphy was National Vice President of Government Relations for CareLine Inc. and MedTrans, Inc., President and Chief Operating Officer of Pruner Health Services, Inc. and Chief Administrative Officer for Pruner’s Napa Ambulance Service, Inc. Mr. Murphy has been active in emergency medical services and the ambulance industry for more than 30 years. He holds a Registered Nursing Degree and has been certified as a Certified Emergency Nurse and Mobile Intensive Care Nurse.

Kimberly Norman was appointed Senior Vice President of Human Resources of Emergency Medical Services Corporation effective December 1, 2005. Ms. Norman joined MedTrans, Inc. in June 1991 and joined AMR in 1997, when it merged with MedTrans. She has held various human resource positions for AMR, including Benefits Specialist, Manager of Human Resources and Employee Development, and Regional and National Vice President of Human Resources. Ms. Norman received her B.B.M. from the University of Phoenix and a Human Resource Management Certification from San Diego State University.

Steve Ratton, Jr. has been Treasurer of Emergency Medical Services Corporation and its predecessor since February 2005 and was appointed Senior Vice President of Mergers and Acquisitions effective December 1, 2005. Mr. Ratton joined EmCare in April 2003 as Executive Vice President and Chief Financial Officer. Prior to joining EmCare, Mr. Ratton served as Treasurer for Radiologix, Inc. from September 2001 to April 2003. Mr. Ratton was Vice President of Finance for Matrix Rehabilitation, Inc. from August 2000 to September 2001, and Director of Finance for PhyCor, Inc. from April 1998 to August 2000. Mr. Ratton has more than 20 years of experience in the healthcare industry, in both hospital and physician settings. Mr. Ratton has an accounting degree from the University of Texas at El Paso.

Joseph Taylor was appointed Executive Vice President of National Sales and Marketing of Emergency Medical Services Corporation effective December 1, 2005. Mr. Taylor was appointed Executive Vice President, National Sales and Marketing of EmCare in 1997 and President of EmCare Physician Services in 2002. Prior to joining EmCare, Mr. Taylor served as Executive Vice President for Spectrum Emergency Care, Inc., until the company was acquired by EmCare in October 1997. Mr. Taylor has been in senior healthcare management and emergency medicine operations for 13 years. Mr. Taylor previously served as Regional Vice President and Vice President Worldwide marketing for Unisys, a worldwide information systems company. Mr. Taylor graduated cum laude with a B.S. in Business Administration from the University of West Florida and completed the Executive Corporate Management Program of the Wharton School of Finance.

Compensation of Named Executive Officers

The following table sets forth the compensation of our chief executive officer and the four other most highly compensated executive officers during fiscal 2005. We refer to these officers as our named executive officers.

The Company was acquired from Laidlaw International, Inc., or Laidlaw, in February 2005, and the Company changed its fiscal year-end from August 31 to December 31 in connection with the acquisition. Compensation for fiscal 2005 reflects compensation for the eleven months ended December 31, 2005.

Summary Compensation Table

	Annual Compensation						Long Term Compensation
			Bonus		Other Annual Compensa- tion(2)		Restricted Stock Awards	Securities Underlying Options (# of shares)	All Other Compensation (4)
Name and Principal Position	Fiscal Year	Salary	Laidlaw Sale Bonus	EMSC Bonus(1)
William A. Sanger Chairman and Chief Executive Officer	2005	$773,749	$12,691,032	$1,201,333	—		—	1,482,168	$6,764

Don S. Harvey President and Chief Operating Officer	2005	$455,681	$2,270,002	$571,667	—		—	370,542	$5,970

Randel G. Owen Chief Financial Officer and Executive Vice President	2005	$319,951	$200,363	$247,333	—		—	370,542	$6,353

Dighton C. Packard, M.D. Chief Medical Officer	2005	$227,413	$325,188	$187,800	—		—	48,750	$3,717

Todd G. Zimmerman General Counsel, Executive Vice President and Secretary	2005	$296,765	$174,201	$264,949	$87,697	(3)	—	148,217	$4,553

(1)	Includes bonus for sixteen-month period ending December 31, 2005, and consists of (1) with respect to Mr. Sanger, a bonus of $918,000 for the period August 31, 2004 through August 31, 2005, consistent with Mr. Sanger’s employment contract with Laidlaw, and a bonus of $283,333 for the period September 1, 2005 through December 31, 2005; (2) with respect to Mr. Harvey, a bonus of $446,667 for the period August 31, 2004 through August 31, 2005, and a bonus of $125,000 for the period September 1, 2005 through December 31, 2005; (3) with respect to Mr. Owen, a bonus of $189,000 for the period August 31, 2004 through August 31, 2005, and a bonus of $58,333 for the period September 1, 2005 through December 31, 2005; (4) with respect to Dr. Packard, a bonus of $135,800 for the period August 31, 2004 through August 31, 2005, and a bonus of $52,000 for the period September 1, 2005 through December 31, 2005; and (5) with respect to Mr. Zimmerman, a bonus of $209,590 for the period August 31, 2004 through August 31, 2005, and a bonus of $55,359 for the period September 1, 2005 through December 31, 2005.
(2)	In accordance with the rules of the SEC, other annual compensation disclosed in this table does not include various perquisites and other personal benefits received by a named executive officer that does not exceed the lesser of $50,000 or 10% of such officer’s total annual salary and bonus disclosed in this table.
(3)	Other annual compensation for Mr. Zimmerman includes a relocation allowance of $74,973.
(4)	Represents matching contribution to company 401(k) plans.

Substantially all of our salaried employees, including our named executive officers, participate in our 401(k) savings plans. We maintain three 401(k) plans for eligible AMR employees. Employees may contribute a maximum of 40% of their compensation up to a maximum of $14,000. We match the contribution up to a maximum of 3% to 6% of the employee’s salary per year, depending on the plan. Eligible EmCare employees may elect to contribute 1% to 25% of their annual compensation and we match 50% of the first 6% of base compensation that an employee contributes.

Prior to our acquisition of AMR and EmCare, our named executive officers participated in the Laidlaw, Inc. U.S. Supplemental Executive Retirement Arrangement, or SERP. The benefit amount payable under the plan at age 65 is based upon an employee’s final average earnings. The form of the benefit would be an annuity, guaranteed for five years. Based on the number of years of service and their respective salaries prior to the acquisition, the following are the total estimated accrued values of future benefits payable under the Laidlaw SERP to the named executive officers on retirement, calculated at August 31, 2004: Mr. Sanger—$169,532; Mr. Harvey—$69,782; Mr. Owen—$141,190; Dr. Packard —$169,030; and Mr. Zimmerman—$92,481. No additional benefits will accrue under the SERP. See “Certain Relationships and Related Party Transactions—Transactions with Laidlaw—Management Bonuses in Connection with Our Acquisition of AMR and EmCare” for information relating to amounts paid by Laidlaw to the named executive officers in connection with our acquisition of AMR and EmCare.

Option Grants and Stock Awards

There were no restricted stock awards to the named executive officers in fiscal 2005.

The Company granted stock options to purchase an aggregate of 3,546,719 shares of class A common stock in 2005. The following table sets forth information regarding options granted to each of our named executive officers in fiscal 2005.

Option Grants in Fiscal Year Ended December 31, 2005

Individual Grants
Name	Number of Securities Underlying Options Granted(1)		% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date(1)	Potential Realizable Value of Assumed Annual Rate of Stock Price Appreciation for Option Term(2)
						5%	10%
William A. Sanger	1,482,168	(3)	42.2%	$6.67	February 10, 2015	$4,943,030	$9,886,061
Don S. Harvey	370,542	(4)	10.6%	$6.67	February 10, 2015	1,235,758	2,471,515
Randel G. Owen	370,542	(4)	10.6%	$6.67	February 10, 2015	1,235,758	2,471,515
Todd G. Zimmerman	148,217	(4)	4.2%	$6.67	February 10, 2015	494,304	988,607
Dighton C. Packard, M.D.	48,750	(4)	1.4%	$6.67	February 10, 2015	152,581	325,163

(1)	The options may expire earlier, upon termination of employment or certain corporate events. If the employee’s employment is terminated prior to February 10, 2015, his options will expire earlier as follows: (a) upon the termination of employment if the termination is for “cause”, (b) 30 days after the termination of employment, or such other date as determined by the compensation committee, following termination by the employee for “good reason” or by us without “cause” or due to retirement, or (c) 90 days after “termination of” employment due to death or disability. Vesting of the options may accelerate, and all options will terminate if not exercised, upon (i) a sale of our equity (other than the sale as part of our initial public offering) whereby any person other than existing equity holders as of the grant date (February 10, 2005) acquire the voting power to elect a majority of our board of directors or (ii) a sale of all or substantially all of our assets.
(2)	Potential realizable value is based upon the fair market value at the date of grant, or $6.67, and is net of the exercise price of $6.67 per share. The potential realizable value is calculated based on the term of the option at the time of the grant, which is ten years. The assumed 5% and 10% rates of appreciation comply with the rules of the SEC and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on future performance of our class A common stock.
(3)	The options vest ratably on the first eight six-month anniversaries of the grant date, provided, that the exercisability of one-half of the options is conditioned upon meeting certain specified performance targets. If Mr. Sanger is terminated, the options will vest as scheduled to the nearest six-month anniversary of the grant date.
(4)	The options vest ratably on the first four anniversaries of the grant date, provided, that the exercisability of one-half of the options is conditioned upon meeting certain specified performance targets.

None of the named executive officers other than Mr. Sanger held any stock options that were exercisable during fiscal 2005. Of Mr. Sanger’s options, options to purchase 92,635 shares vested on August 10, 2005.

The following table sets forth information regarding the number of unexercised Company stock options held by the named executive officers as well as options held by each of them at December 31, 2005. No named executive officer exercised any stock options in 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the- Money Options/SARs at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William A. Sanger	—	—	92,635	1,389,533	623,433	9,351,557
Don S. Harvey	—	—	—	370,542	—	2,493,747
Randel G. Owen	—	—	—	370,542	—	2,493,747
Todd G. Zimmerman	—	—	—	148,217	—	997,500
Dighton C. Packard, M.D.	—	—	—	48,750	—	328,087

(1)	Value based on $13.40 closing price per share of class A common stock on December 30, 2005, less the exercise price, as required by SEC rules.

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2005, the number of securities outstanding under our equity compensation plan, the weighted average exercise price of such securities and the number of securities available for grant under this plan:

Equity Compensation Plan Information

As of December 31, 2005

Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Column (a))
Equity Compensation Plans Approved by Stockholders
Emergency Medical Services Corporation Equity Option Plan	3,546,719	$6.78	599,245

Plans Approved by Stockholders

The Emergency Medical Services Corporation Equity Option Plan (the “Plan”) was adopted by the Board of Directors effective February 10, 2005 and approved by our stockholders on December 20, 2005. Administered by our Compensation Committee, the Plan assists us in attracting and retaining employees who our Board of Directors, or the Compensation Committee of our Board of Directors, determines have the capacity to contribute to the growth and development of the Company and our subsidiaries. The Plan provides for the grant to officers and key employees of up to 4,075,964 options to purchase shares of our class A common stock. As of December, 31, 2005, there were 599,245 options available for future grants under the Plan. Stock options granted pursuant to the Plan expire after ten years. One-half of each option grant vests ratably over a four-year period on the annual anniversary of the grant date (each 6-month anniversary, in the case of Mr. Sanger), and one-half vests ratably over the same period but is exercisable only if one of several specified performance targets is met.

Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee is responsible for overseeing our compensation programs. As part of that responsibility, the Compensation Committee determines all compensation for the Chief Executive Officer and the Company’s other executive officers as defined by SEC rules.

The compensation for the Company’s executive officers consist of base salary and annual target bonuses, together with equity compensation grants. The executive officers do not receive any other compensation or benefits other than standard benefits available to all employees, which primarily consist of health plans, the opportunity to participate in the Company’s 401(k) plans, basic life insurance and accidental death insurance coverage.

In determining the compensation of the executive officers, the Compensation Committee seeks to establish a level of compensation that is (a) appropriate for the size and financial condition of the Company, (b) structured so as to attract and retain qualified executives and (c) tied to annual financial performance and long-term stockholder value creation.

The Company has entered into employment agreements with each of its executive officers which establish each executive’s base salary and annual target bonus. In addition, after evaluating their roles and responsibilities, each executive officer was allowed to invest in equity of the Company and received stock option grants. The Compensation Committee believes these arrangements are reasonable and competitive with compensation paid by companies we compete with to attract and retain executive talent.

Executive Officer Base Salary

Executive officers’ salaries are determined pursuant to the terms of their respective employment agreement. In cases where base salary increases are at the discretion of the Compensation Committee pursuant to the terms of an executive officer’s employment agreement, the Compensation Committee will annually review base salaries and any increases will be based on the Company’s overall performance and the executive’s individual performance during the preceding year.

Executive Officer Annual Bonuses

In October 2005, the Board of Directors of our predecessor awarded bonuses to our executive officers based on the achievement of the budget/business plan of AMR and EmCare for the fiscal year ending August 31, 2005, as established by the board of directors of Laidlaw. At its January 24, 2006 meeting, the Compensation Committee considered the satisfaction of the budget/business plan of EmCare and AMR for the four-month period ending December 31, 2005. The Compensation Committee determined that, based on the Company’s financial results, the executive officers were entitled to the payments set forth below. Beginning in fiscal 2006, the executive officers’ right to receive any annual bonus will be determined based on meeting targets fixed by the Compensation Committee.

•	Don S. Harvey, the Company’s President and COO, was awarded a cash bonus of $125,000.

•	Randel G. Owen, the Company’s Executive Vice President and Chief Financial Officer, was awarded a cash bonus of $58,333.

•	Dighton C. Packard, M.D., the Company’s Chief Medical Officer, was awarded a cash bonus of $52,000.

•	Todd G. Zimmerman, the Company’s Executive Vice President, General Counsel and Secretary, was awarded a cash bonus of $55,359.

Equity Compensation Grants

The Compensation Committee is responsible for establishing and administering the Company’s equity compensation programs and for awarding equity compensation to the executive officers. To date, stock options are the only form of equity compensation awarded to our officers and employees. The Compensation Committee believes that stock options are an important part of overall compensation because they align the interests of officers and other employees with those of stockholders and create incentives to maximize long-term stockholder value.

In determining the total amount of options to be granted annually to all recipients, the Compensation Committee will consider the amount of stock options already held by employees and executive officers, dilution, future impact on operating income and net income, the number of options outstanding, the number of shares of common stock outstanding, the performance of the Company during the immediately preceding year and equity granting practices at peer companies and competitors. The grants in fiscal 2005 to all employees totaled 3,546,719 total option grants, or 10.6% of our equity outstanding before our initial public offering (8.5% of our common stock outstanding after giving effect to our initial public offering). These fiscal 2005 grants were made by the full board of directors of the general partner of our predecessor entity, as the Compensation Committee was not constituted until December 2005.

Our executive officers and certain other employees received an initial grant of stock options in connection with our acquisition of AMR and EmCare in February 2005. The Compensation Committee expects to determine the number of options granted or sold to each executive officer going forward based on the total amount of equity awards available under outstanding plans and the responsibility and overall compensation of each executive officer. On occasion, the Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to attract new hires to the Company, to retain executives or to recognize other special circumstances.

Resale Restrictions on Equity Compensation

The Company has imposed resale restrictions on the class A common stock issuable upon the exercise of the stock options held by our executive officers at the time of our initial public offering. For the five-year period ending December 21, 2010, these persons are permitted to sell a number of their “pre-IPO shares” (which includes shares issued upon exercise of stock options held at that time and any class A common stock held on the date of our initial public offering) as follows:

•	the greater of (1) 50% of the employee’s pre-IPO shares (accruing in cumulative installments of 12.5% in each 12-month period commencing December 21, 2005) and (2) the percentage of its pre-IPO shares sold by Onex Partners LP, plus

•	upon exercise of an option, a number of pre-IPO shares having an aggregate sales price equal to the taxes payable by the employee as a result of exercise, minus

•	the number of restricted shares of class A common stock previously sold by the employee.

We believe that these resale restrictions give our executives an increased personal stake in their performance. By structuring the equity portion of our incentive compensation in this manner, we encourage our executives to work towards long-term goals that will maximize the value of our Company for themselves and our other stockholders.

Chief Executive Officer’s Compensation

Pursuant to the terms of his employment agreement, the base salary of William A. Sanger, Chairman of the Board and Chief Executive Officer, is $850,000. Mr. Sanger’s employment agreement provides that his salary will be reviewed annually, and at that time the Compensation Committee will consider Mr. Sanger’s achievement of the overall objectives established by the Compensation Committee based on the competitive rates for similar duties and responsibilities. For the twelve-month period ending August 31, 2005 and as provided in his employment agreement, Mr. Sanger’s bonus was based on the achievement of the budget/business plan of AMR and EmCare for the fiscal year ending August 31, 2005, as established by the Laidlaw board of directors. Based on these factors, the Board of Directors of our predecessor approved an annual bonus of $918,000. At its January 24, 2006 meeting, the Compensation Committee considered the satisfaction of the budget/business plan of the Company for the four-month period ending December 31, 2005, and awarded Mr. Sanger a cash bonus of $283,333. Beginning in fiscal 2006, Mr. Sanger is eligible to receive an annual cash bonus, with a target of 100% of his base salary. Mr. Sanger’s right to receive this bonus will be determined based upon performance targets set by the Compensation Committee.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the Company’s tax deduction to $1,000,000 per year for compensation paid to each of our executive officers, unless certain requirements are met. The Compensation Committee’s present intention is to structure executive compensation so that it will be predominantly deductible, while maintaining flexibility to take actions which it deems to be in the best interest of the Company and its stockholders, even if these actions may result in the Company paying certain items of compensation that may not be fully deductible.

Review of All Components of Executive Compensation

The Compensation Committee has reviewed all components of the executive officers’ compensation, including salary, bonus, and accumulated realized and unrealized stock option gains.

Internal Pay Equity

The Compensation Committee believes that the relative difference between CEO compensation of the Company’s other executive officers is consistent with such differences found at peer companies.

The Compensation Committee’s Conclusion

Based on its review, the Compensation Committee finds the total compensation of each of the executive officers to be reasonable and not excessive. The Compensation Committee specifically considered that the Company maintains employment contracts with such individuals.

Respectfully submitted by the Compensation Committee

James T. Kelly, Chair

Michael C. Smith

Robert M. Le Blanc

Employment Agreements and Severance Arrangements

We have entered into employment agreements with Messrs. Sanger, Harvey, Owen and Zimmerman, each effective February 10, 2005, and with Dr. Packard effective April 19, 2005. Mr. Sanger’s employment agreement has a five-year term and Mr. Harvey’s employment agreement has a four-year term. The employment agreements of Mr. Owen, Mr. Zimmerman and Dr. Packard have a three-year, a two-year term and a one-year term, respectively, and renew automatically for successive one-year terms unless either party gives notice at least 90 days prior to the expiration of the then current term. Each executive has the right to terminate his agreement on 90 days’ notice, in which event he will be subject to the non-compete provisions described below, provided he receives specified severance benefits. The employment agreements include provisions for the payment of an annual base salary as well as the payment of a bonus based upon the achievement of performance criteria established by our board of directors or, in the case of Dr. Packard, our Chief Executive Officer or President. The target bonus percentage, expressed as a percentage of annual salary, set forth in each agreement represents the bonus amount payable to the executive if all of the performance criteria are achieved. The annual base salary of Mr. Sanger is subject to annual review and adjustment after the second anniversary of the effectiveness of the agreement. The annual base salary of Messrs. Harvey, Owen and Zimmerman are subject to annual review and adjustment after the first anniversary of the effectiveness of the agreements. Dr. Packard’s base salary is subject to a $100,000 increase if he reduces his clinical activities and increases the time he provides services to us.

Dr. Packard also has an employment agreement with a physician group affiliated with EmCare. Please see “Certain Relationships and Related Party Transactions—Employment Agreements and Indemnification Agreement” for information about this agreement.

If we terminate a named executive officer’s employment without cause or any of them leaves after a change of control for one of several specified reasons, we have agreed to continue the executive’s base salary and provide his benefits for a period of 24 months from the date of termination for Messrs. Sanger, Harvey and Owen, 18 months for Mr. Zimmerman, and 12 months for Dr. Packard. These agreements contain non-competition and non-solicitation provisions pursuant to which the executive agrees not to compete with AMR or EmCare or solicit or recruit our employees for a period from the date of termination for 24 months in the case of Mr. Sanger, Mr. Harvey, Mr. Owen and Dr. Packard and 12 months in the case of Mr. Zimmerman.

Pursuant to their employment agreements, the annual base salary and target bonus for each named executive officer is as follows:

Executive	Annual Base Salary	Target Bonus Percentage
William A. Sanger	$850,000	100%
Don S. Harvey	$500,000	75%
Randel G. Owen	$350,000	50%
Todd G. Zimmerman	$325,000	50%
Dighton C. Packard, M.D.	$260,000	50%

Pursuant to their employment agreements, effective February 10, 2005, we granted options to purchase our class A common stock to each named executive officer. See “—Option Grants and Stock Awards” The option grant to each of these named executive officers was conditioned upon his investment in our equity in an amount as indicated in his respective employment agreement.

Our executive employment agreements with Messrs. Sanger, Harvey, Owen and Zimmerman include indemnification provisions. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted. Under Delaware law, an officer may be indemnified, except to the extent any claim arises from conduct that was not in good faith or in a manner reasonably believed to be in, or not opposed to, our best interest or, with respect to any criminal action or proceedings, there was reasonable cause to believe such conduct was unlawful.

During fiscal 2005, we have not engaged in any transactions valued in excess of $60,000 with any of our executive officers, directors or holders of more than 5% of our outstanding voting securities, other than the transactions described below in the section captioned “Certain Relationships and Related Party Transactions”.

STOCK PERFORMANCE GRAPH

The class A common stock is listed on the New York Stock Exchange under the symbol EMS. The original offering price of the class A common stock was $14.00. The closing price of the class A common stock on the

NYSE was $13.10 on December 16, 2005, its first day of trading, and $13.40 on December 30, 2005, the last day of trading in 2005. We have not included a comparative stock performance graph in this proxy statement because the class A common stock traded for only 11 days in 2005.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Laidlaw

Our Acquisition of AMR and EmCare

Pursuant to stock purchase agreements with Laidlaw International, Inc. and a subsidiary of Laidlaw, on February 10, 2005 we purchased all of the capital stock of AMR and EmCare for an aggregate purchase price of $815.8 million, subject to certain post-closing adjustments. These adjustments included a decrease to reflect debt assumed by us and an increase to reflect the increase in the combined net worth of AMR and EmCare from August 31, 2004 through the date of closing, subject to the contractual provision that the aggregate purchase price would not be more than $835.8 million minus outstanding debt we assumed. For purposes of these adjustments, the closing was deemed to be effective as of the close of business on January 31, 2005, and we had the benefit and the risks of the businesses from that date. The aggregate purchase price we paid was $826.6 million.

Pursuant to the stock purchase agreement, in March 2005 we purchased an AMR subsidiary from Laidlaw for a purchase price of approximately $2.2 million. This deferred purchase enabled Laidlaw to prepay an outstanding debt obligation of the subsidiary that was secured by the subsidiary’s property. The purchase price paid to Laidlaw at the closing of the acquisition had been reduced by approximately $2.2 million. Accordingly, the aggregate purchase price for the acquisition, including this subsidiary, was $828.8 million.

The stock purchase agreements contain customary representations, warranties and covenants. Pursuant to the stock purchase agreements, we are indemnified by the seller (a subsidiary of Laidlaw that directly owned AMR and EmCare) and Laidlaw, subject to specified exceptions, for losses arising from:

•	breaches by the seller of its representations, warranties, covenants and agreements contained in the stock purchase agreements,

•	damages relating to certain government investigations, and

•	tax liabilities for periods prior to closing.

Claims for indemnification are subject to an aggregate deductible equal to 1% of the aggregate purchase price and may not exceed 15% of the aggregate purchase price (in each case, without giving effect to any purchase price adjustment), each subject to certain specified exceptions. Most claims for indemnification must be made by the date that is 18 months from the closing date; claims for environmental matters, taxes and certain healthcare matters may be made for periods ranging from three years to the applicable statute of limitations (solely for certain tax matters), and certain representations, such as those relating to corporate organization and ownership of the capital stock of AMR and EmCare, do not expire.

Prior to the acquisition, Laidlaw provided various services to AMR and EmCare, including income tax accounting, preparation of tax returns, certain risk management/compliance/insurance coverage services, cash management, certain benefit plan administration and internal audit, and AMR and EmCare guaranteed certain Laidlaw debt. See notes 13 and 15 to our audited combined financial statements included in our 2005 Annual Report on Form 10-K.

Management Bonuses in Connection with Our Acquisition of AMR and EmCare

In connection with our acquisition of AMR and EmCare, Laidlaw paid bonuses to Mr. Sanger and Mr. Harvey of $12,691,032 and $2,270,002, respectively, pursuant to their employment agreements. Each agreement set forth a formula to determine the amount of bonus payable in connection with a sale by Laidlaw of 50% or more of EmCare, in the case of Mr. Harvey, and of 50% or more of AMR and/or EmCare, in the case of Mr. Sanger. Also in connection with our acquisition of AMR and EmCare, Laidlaw paid Mr. Owen, Mr. Zimmerman and Dr. Packard $200,363, $174,301 and $325,188, respectively, under Laidlaw’s equity plan. Pursuant to that plan, in 2003, units were granted to the named executive officers and other members of senior management of AMR and EmCare. These units vested in installments and were valued based upon the difference between the initial value and the final value of AMR or EmCare, as applicable. Participation in this plan by AMR and EmCare management, including the named executive officers, terminated upon the completion of our acquisition of AMR and EmCare.

Transition Services Agreement

In connection with our acquisition of AMR and EmCare, we entered into a transition services agreement with Laidlaw. Pursuant to this agreement:

•	we agreed to hire a tax employee who would work for Laidlaw on a consulting basis, until about December 31, 2005, to assist in Laidlaw’s preparation of pre-closing period state and federal tax returns relating to AMR and EmCare,

•	Laidlaw agreed to make its tax personnel available to us on a consulting basis until December 31, 2005, and

•	Laidlaw agreed to lease certain Arlington, Texas office space to us for 120 days at a lease price of $3,500 per month.

We have paid Laidlaw for tax consulting services on a fixed hourly rate. Laidlaw agreed to reimburse us for 120% of our tax employee’s salary through June 30, 2005 and thereafter for 75% of the 120% of salary, to pay the out-of-pocket expenses related to the tax employee’s services to Laidlaw and to pay 50% of any search firm fee with respect to the tax employee. Laidlaw instead decided to utilize its own tax personnel to complete the tax returns and we did not hire a tax employee for this purpose. For the eleven months ended December 31, 2005, we paid Laidlaw $19,515 under the transition services agreement.

Performance Bond Arrangement

Certain of AMR’s ambulance transport services contracts require that AMR or its subsidiary post a surety or performance bond. In the AMR stock purchase agreement, Laidlaw agrees to continue to provide to us any cash required as collateral to support the performance bonds in effect at January 31, 2005, and for a three-year period to pay any bond premiums in excess of the rates in effect at the closing date. We have agreed to indemnify Laidlaw for any claims against Laidlaw in connection with these performance bonds. At December 31, 2005, Laidlaw did not hold any outstanding performance bond collateral amounts under this arrangement.

Risk Financing Program

AMR is party to separate risk financing agreements with Laidlaw for the period September 1, 1993 to August 31, 2001 and the period September 1, 2003 to the date of the closing of our acquisition of AMR and EmCare. Pursuant to these agreements, AMR had insured its workers compensation, auto and general liability claims through Laidlaw’s captive insurance company and participated in Laidlaw’s group policies with respect to other types of coverage for occurrences during the specific period of each agreement.

For the period September 1, 1993 to August 31, 2001, we are fully-insured for AMR’s workers compensation, auto and general liability programs. We have no further payment obligation to Laidlaw under that agreement, having previously made all premium payments, and Laidlaw has agreed to bear the cost of any claims relating to such claims for this period. For the period September 1, 2003 to February 10, 2005, we retain the risk of loss as to the first $2 million of auto and general liability claims per occurrence and the first $1 million of workers compensation claims per occurrence, as a self-insurance program funded through Laidlaw’s captive insurance program. AMR had collateral deposited with Laidlaw totaling approximately $42.2 million at February 10, 2005 and $33.7 million at December 31, 2005. This collateral is held in a trust fund owned by Laidlaw, and is applied by Laidlaw to cover AMR’s claims and related expenses. We are responsible to Laidlaw for any claims costs in excess of the collateral amount, and any excess collateral will be repaid to us by Laidlaw. This self-insurance program for the period September 1, 2003 to February 10, 2005 can be terminated by either party on 60 days’ written notice.

Management Fee Agreement with Onex Partners Manager LP

We are party to a management agreement dated February 10, 2005 with Onex Partners Manager LP, or Onex Manager, a wholly-owned subsidiary of Onex Corporation. In exchange for an annual management fee of $1.0 million, Onex Manager provides us with consulting and management advisory services in the field of corporate finance and strategic planning and such other management areas to which the parties agree. The annual fee may be increased, to a maximum of $2.0 million, with the approval of directors of each of AMR and EmCare that are not affiliated with Onex. We also reimburse Onex Manager for out-of-pocket expenses incurred in connection with the provision of services pursuant to the agreement, and reimburse Onex Manager for out-of-pocket expenses incurred in connection with our acquisition of AMR and EmCare. The management agreement has an initial term ending February 10, 2010, subject to automatic one-year renewals, unless terminated by either party by notice given at least 90 days prior to the scheduled expiration date. For the eleven months ended December 31, 2005, we paid Onex Manager $0.9 million pursuant to this management agreement.

Issuance of Shares

The following table summarizes the purchases of our common stock prior to our initial public offering by our directors, named executive officers and holders who beneficially own more than 5% of our outstanding voting securities.

Name	Number and Type of Shares	Aggregate Purchase Price	Date of Purchase
5% Holders
Onex Corporation	32,107,523 class B	$214,050,010	February 10, 2005
Onex Partners LP	17,226,723 class B	$11,844,820	February 10, 2005
Onex Partners LLC	11,106,924 class B	$74,046,160	February 10, 2005
Onex EMSC Co-Invest LP	2,844,855 class B	$18,965,700	February 28, 2005
Executive Officers
William A. Sanger	450,000 class A	$3,000,000	February 10, 2005
Don S. Harvey	75,000 class A	$500,000	February 10, 2005
Randel G. Owen	33,750 class A	$225,000	February 10, 2005
Dighton S. Packard, M.D.	33,750 class A	$225,000	February 10, 2005
Todd G. Zimmerman	18,750 class A	$125,000	February 10, 2005
Non-Officer Directors
Robert M. Le Blanc	56,107 class B	$373,981	February 10, 2005
Steven B. Epstein	37,500 class A	$250,000	April 22, 2005
James T. Kelly	112,500 class A	$750,000	March 10, 2005
Michael L. Smith	37,500 class A	$250,000	June 30, 2005

Employment Agreements and Indemnification Agreements

We have an employment agreement and an option agreement with Mr. Sanger, our Chairman and Chief Executive Officer, and with certain of our other senior executives. For a description, see “Management—Employment Agreements.”

Pursuant to his employment agreement, Mr. Sanger leased from us a personal residence we purchased when we asked him to relocate to Colorado. Mr. Sanger terminated the lease in March 2005, at which time we sold the residence. As provided in his employment agreement, in September 2005, we reimbursed Mr. Sanger for the $463,000 he had spent on leasehold improvements to the residence.

In November 1999, Texas EM-I Medical Services, P.A., a physician group affiliated with EmCare, entered into an employment agreement with Dighton C. Packard, M.D. Dr. Packard’s employment agreement automatically renews for successive two-year terms unless either party gives notice 180 days prior to the expiration of the then current term. Dr. Packard has the right to terminate his agreement upon 180 days’ notice, in which event he agrees to not compete with Texas EM-I for 12 months following termination of employment. Under the employment agreement, Dr. Packard is to receive an annual base salary plus a bonus based on the performance of the group under the agreements with Baylor University Medical Center.

We have entered into indemnification agreements with each of our directors, and our executive employment agreements include indemnification provisions. Under those agreements, we agree to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service as our agent or the agent of any of our subsidiaries to the fullest extent legally permitted.

Equityholder Agreements and Registration Agreement

On February 10, 2005, we entered into an investor equityholders agreement and a registration rights agreement with certain of our equityholders, including each of the named executive officers. We are also party to an equityholders agreement with certain of our employee, affiliated physician, physician assistant and nurse practitioner equityholders.

Other Related Party Transactions and Business Relationships

Assignment of Claim to Existing Equityholder

Our historical combined financial statements had reflected an understatement of AMR’s accounts receivable allowances, ranging from $39 million to $50 million at various balance sheet dates prior to our acquisition of AMR. We believe this understatement gives rise to claims against Laidlaw and its subsidiary, Laidlaw Medical Holdings, under the AMR stock purchase agreement. All of the historical financial information contained in our annual report on Form 10-K for the eleven months ended December 31, 2005 reflects correct accounts receivable allowances. We assigned this claim against Laidlaw and the seller, and any related recovery we may obtain, to the persons who held our equity immediately prior to our initial public offering, which include Onex, our directors, officers and certain employees. Accordingly, persons purchased our class A common stock after December 20, 2005 will not share in any such recovery.

Relationship with Law Firm

Steven B. Epstein, one of our directors, is a founding member and the senior health law partner in the Washington, D.C. firm of Epstein, Becker & Green, P.C., or EBG. EBG provided healthcare-related legal services to Onex in connection with our acquisition of AMR and EmCare. We recently engaged EBG to provide legal services to us. We paid EBG $22,800 for those legal services in the eleven months ended December 31, 2005.

Contemplated Transaction with Onex-Controlled Entity

The Company’s subsidiary, AMR, on behalf of itself and certain of its subsidiaries, expects to enter into an agreement with Skilled Healthcare LLC, or Skilled, an operator of approximately 70 skilled nursing facilities in five states. Pursuant to this agreement, AMR would be a preferred provider of medical transportation services for Skilled, and expects to realize annual revenue of between $1.5 million and $2.25 million. Affiliates of Onex Corporation, which own more than a majority of our equity, own more than a majority of the equity of Skilled Healthcare Group, Inc., or Skilled Healthcare Group, Skilled’s parent company. Robert Le Blanc, a director of the Company, is also a director of Skilled Healthcare Group, and Mr. Le Blanc and certain other directors of our Company own equity interests in Skilled Healthcare Group; our directors own, in the aggregate, less than 1% of the equity of Skilled Healthcare Group. Any definitive agreement between AMR and Skilled will be subject to the approval of the Audit Committee of our Board of Directors and of the entire Board of Directors.

AUDIT COMMITTEE AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The primary function of the Audit Committee is oversight of the Company’s financial reporting process. The Audit Committee has the responsibility and authority described in the Emergency Medical Services Corporation Audit Committee Charter, which has been approved by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The current Audit Committee charter can be found on the Company’s website located at www.emsc.net under the heading “Corporate Governance”, and a copy of the Audit Committee charter is attached to this Proxy Statement as Annex A.

In the performance of its oversight function, the Audit Committee has separately reviewed and discussed the audited financial statements included in the Company’s annual report on Form 10-K for the eleven months ended December 31, 2005 with management and the independent auditors. The independent auditors referenced in this Audit Committee Report are PricewaterhouseCoopers LLP, who were the Company’s independent auditors for the fiscal year ended December 31, 2005.

The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, as amended by the Independent Standards Board, and the Audit Committee has discussed with the independent auditors all factors that the Committee believes would impact that firm’s independence.

Based upon the Audit Committee’s review and discussions reported above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the eleven months ended December 31, 2005, for filing with the SEC, and the Board of Directors approved such inclusion.

Audit Committee

Michael L. Smith, Chair

Steven B. Epstein

James T. Kelly

PROPOSAL 2

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 31, 2006, we engaged Ernst & Young LLP as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2006. Our Audit Committee authorized this appointment, and the appointment was ratified by our Board of Directors. We expect that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

Although stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by the Audit Committee and the Board of Directors when appointing an independent registered public accounting firm for fiscal 2007. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 will be ratified if a majority of the votes cast at the meeting vote “FOR” ratification.

The Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

Change in Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP served as the Company’s independent public accounting firm from the date we acquired the Company’s subsidiaries, AMR and EmCare, from Laidlaw in February 2005 until March 27, 2006. PricewaterhouseCoopers LLP, as the independent public accounting firm engaged by Laidlaw, also audited AMR and EmCare for fiscal 2003 and 2004, periods which are included in the audited financial statements of the Company and its subsidiaries included in our Annual Report on Form 10-K and in the 2005 Annual Report.

On March 27, 2006, we dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Our Audit Committee authorized this dismissal, and the dismissal was ratified by our Board of Directors. We do not expect representatives of Pricewaterhouse Coopers LLP to attend the Annual Meeting.

The audit reports of PricewaterhouseCoopers LLP on the Company’s consolidated financial statements as of and for the eleven months ended December 31, 2005, the five months ended January 31, 2005 and the fiscal year ended August 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the eleven months ended December 31, 2005, the five months ended January 31, 2005, the fiscal year ended August 31, 2004, and in the subsequent interim period through March 27, 2006, there were no (1) disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in its report, or (2) except as described below, reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The Company described the following reportable event in its Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on December 15, 2005:

“As described in the notes to our combined financial statements included in this prospectus, we determined that, because of an error in our reserving methodology, our accounts receivable allowances were understated at various balance sheet dates prior to and including the periods presented in those financial statements. On August 2, 2005, we issued restated combined financial statements for the referenced periods.

Our revised method of calculating our accounts receivable allowances, which includes comparisons of subsequent cash collections to net accounts receivable and subsequent write-offs to accounts receivable allowances, demonstrated a shortfall of accounts receivable allowances. Prior years’ analyses of accounts receivable allowances did not include these comparisons and certain elements were misapplied. In addition, we have made other adjustments related to certain deferred rent and leasehold amortization matters, principally to straight-line this amortization, in accordance with generally accepted accounting principles.

Controls over the application of accounting principles are within the scope of internal controls. Management has concluded that our internal controls were insufficient to provide reasonable assurance that our accounting for accounts receivable allowances and for deferred rent and leasehold amortization would be in accordance with GAAP.

We corrected the deficiency in our internal controls over financial reporting for accounts receivable allowances by revising our method of calculating our accounts receivable allowances. See “—Critical Accounting Policies—Trade and Other Accounts Receivable.” The errors relating to improper lease accounting resulted from our incorrect interpretation of existing GAAP. To remediate this deficiency, the individuals responsible for our financial reporting have been made aware of the requirements of GAAP and the SEC in this regard and we do not anticipate taking further steps to address this matter.”

On March 31, 2006, the Company engaged the services of Ernst & Young LLP as its new independent registered public accounting firm for its fiscal year ending December 31, 2006. The Company’s Audit Committee authorized the engagement of Ernst & Young LLP. During the eleven months ended December 31, 2005, the five months ended January 31, 2005, the fiscal year ended August 31, 2004 and through March 27, 2006, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The following table sets forth the professional fees we paid to PricewaterhouseCoopers LLP for professional services rendered for fiscal 2005. The professional fees paid to PricewaterhouseCoopers LLP in fiscal 2004 relating to AMR and EmCare were paid by Laidlaw.

Audit Fees	$4,810,650
Audit-Related Fees	80,000
Tax Fees	—
Other	—

Total Fees	4,890,650

The Audit Fees were paid for professional services rendered for:

•	the audit of the Company’s annual financial statements for the eleven months ended December 1, 2005, the combined financial statements of our subsidiaries, AMR and EmCare, for the fiscal periods included in our annual financial statements, and the Company’s financial statements at November 10, 2005 included in our registration statement relating to our initial public offering,

•	for the reviews of the combined and consolidated financial statements included in our registration statement relating to our initial public offering and the registration statement of our subsidiary, Emergency Medical Services L.P., relating to the exchange offer to exchange outstanding unregistered senior subordinated notes (issued in connection with our acquisition of AMR and EmCare) for freely tradable exchange notes that were registered under the Securities Act of 1933, and

•	for services normally provided in connection with statutory or regulatory filings or engagements.

The audit-related fees were paid for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements that are not already reported as “Audit Fees”, above, including fees relating to audits of certain subsidiaries with respect to contractual compliance purposes.

Pre-Approval Policies and Procedures

The Company became subject to the rules of the SEC regarding qualifications of accountants, including the pre-approval provisions, on December 15, 2005, the effective date of our registration statement relating to our initial public offering. Our consolidated subsidiary, Emergency Medical Services L.P., became subject to these SEC rules on December 7, 2005, the effective date of its registration statement relating to the exchange offer to exchange outstanding unregistered notes for freely tradable exchange notes that were registered under the Securities Act of 1933. There were no audit services requiring pre-approval by the Board of Directors between December 7, 2005 and December 31, 2005.

ANNEX A

EMERGENCY MEDICAL SERVICES CORPORATION

Audit Committee Charter

This Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Emergency Medical Services Corporation (the “Company”) on December 14, 2005.

This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By-laws, it is not intended to establish by its own force any legally binding obligations.

I.	PURPOSES

The Audit Committee of the Board (the “Committee”) shall assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of the Company’s accounting and financial reporting to any governmental or regulatory body, the public or other users of the Company’s financial information; (ii) the Company’s systems of internal accounting and financial and disclosure controls and procedures; (iii) the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) the Company’s legal and regulatory compliance; (v) the Company’s codes of ethics as established by management and the Board; and (vi) the preparation of the audit committee report required by Securities and Exchange Commission (“SEC”) rules to be included in the Company’s annual proxy statement.

In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, independent auditors or other advisors to assist it in carrying out its activities. The Company shall provide appropriate funding, as determined by the Committee, to support the Committee’s activities, including funding for the payment of compensation of the Committee’s counsel, independent auditors, public accounting firm and other advisors, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the sole authority to select, evaluate, retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee and the Board.

II.	MEMBERSHIP

The Committee shall consist of three or more members of the Board, each of whom, in the judgment of the Board, shall be (i) independent, if required, under any then applicable New York Stock Exchange (the “NYSE”) listing standards to which the Company is subject, after giving effect to any exemption for “controlled companies”, (ii) a non-employee director for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code. Each member of the Committee must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. All members of the Committee shall meet the financial literacy requirements of the NYSE and, at least one member shall be an “audit committee financial expert” as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the Company’s annual proxy statement.

The Committee members shall be appointed annually by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the

Committee may be removed, with or without cause, by a majority vote of the Board. The Chairman of the Committee shall be appointed from among the Committee members by the Board or as otherwise provided in the Company’s by-laws. The Chairman of the Committee shall serve at the pleasure of the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III.	MEETINGS

The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet at least quarterly with the independent auditor and the internal auditors in separate executive sessions without management (including the Company’s chief financial officer and chief accounting officer) to provide the opportunity for full and frank discussion without members of senior management present.

The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.

IV.	RESPONSIBILITIES

The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee recognizes that Company management and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee and provided that such subcommittee presents its decisions to the full Committee at each of its scheduled meetings.

To fulfill its purposes, the Committee shall:

A.	Supervise the Independent Audit

1.	appoint (subject to such approval by stockholders as may be mandated in the by-laws, or by applicable rules of the SEC and the NYSE), evaluate (taking into account opinions of management and an evaluation of the lead audit partner(s)), compensate, oversee the work of and, if appropriate, terminate, the independent auditors, who shall report directly to the Committee;

2.	review and approve the terms of the independent auditor’s retention, engagement and scope of the annual audit, and pre-approve (subject to the de minimis exceptions permitted under applicable rules) any audit related and permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor (with pre-approvals disclosed as required in the Company’s periodic public filings), provided that any such pre-approvals are presented to the full Committee at its next regularly scheduled meeting;

3.	on an annual basis: (a) receive and review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with

Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take (or recommend that the Board take) appropriate action to oversee the independence of the independent auditor; (b) consider whether, in addition to assuring the regular rotation of the lead audit partner as required by law, in the interest of assuring a continuing independence of the independent auditor, the Company should regularly rotate its independent auditor; and (c) set clear hiring policies for employees or former employees of the independent auditors;

4.	review and discuss with management and the independent auditor: (a) any significant findings during the fiscal year, including the status of previous audit recommendations; (b) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of audit work; (c) any restrictions on the scope of activities or access to required information; (d) any changes required in the scope of the audit plan; (v) the audit budget and staffing; and (e) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

5.	review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor;

B.	Oversee Internal Controls and Risk Management

1.	review and discuss with management, and with the independent auditor to the extent related to financial reporting, the following: (a) the adequacy of the Company’s internal and disclosure controls and procedures, including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, including information technology security and control, and transactions by the Company are properly recorded and reported; (b) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls; (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and (d) related findings and recommendations of management together with the independent auditor’s attestation report;

2.	review and discuss with management and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and oversee the Company’s underlying policies with respect to, the effectiveness of the Company’s system for monitoring risk assessment and risk management;

3.	establish and oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

4.	review and recommend the appointment, reassignment, replacement, or dismissal of the Company’s chief financial officer and chief accounting officer;

5.	at least annually, review a report by the independent auditor describing: (a) the firm’s internal quality-control procedures; and (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any review, inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

C.	Oversee Financial Reporting

1.	review and discuss with management and the independent auditor: (a) the Company’s audited financial statements; (b) all critical accounting policies and practices used by the Company; (c) any significant changes in Company accounting policies; (d) any alternative accounting treatments within Generally Accepted Accounting Principles (“GAAP”) that have been discussed with management, including the ramifications of the use of the alternative treatments and disclosure and the treatment preferred by the accounting firm; and (e) any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports;

2.	inquire as to the independent auditor’s view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business;

3.	review and discuss with the independent auditor the matters required to be discussed with the independent auditor by: (a) Statement of Auditing Standards (“SAS”) No. 61, including the auditor’s responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention; (b) SAS No. 90, including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether those principles reflect common or minority practices; and (c) SAS No. 100, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP;

4.	review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements that do not appear on the financial statements of the Company; and (b) any earnings press releases of the Company, as well as financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and ratings agencies;

5.	review and discuss with the independent auditor: (a) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement which are required to be disclosed to the audit committee; and (b) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the independent auditors and management, such as any management letter or schedule of “unadjusted differences”;

6.	review and discuss with the independent auditor: (a) its procedures and standards relating to compliance with the requirements under the U.S. federal securities laws; and (b) its procedures and standards used in the audit designed to provide reasonable assurance of detecting illegal acts, and its related reporting obligations;

7.

review the Company’s financial statements, including: (a) prior to public release, review and discuss with management and the independent auditor the Company’s annual and quarterly financial statements to be filed with the SEC (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any certifications by the Company’s senior executive and financial officers regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with the SEC); (b) with respect to the independent auditor’s annual audit report and certification, before release of the annual audited financial statements, meet with the independent auditor without any management member present to discuss the adequacy of the Company’s system of internal accounting and financial controls, the appropriateness of the accounting principles used and judgments made in the preparation of the Company’s audited financial statements, and the quality of the Company’s financial reports; (c) meet separately, periodically, with management, internal auditors (or other personnel responsible for the internal audit function) and the independent auditor, and review the regular internal reports to management (or summaries thereof) prepared by the internal auditors, as well as management’s response; (d) recommend to the Board whether to include the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC; (e) prior to submission to any governmental authority of any financial statements of the Company that differ from the financial statements filed by the Company with the SEC, review such financial statements and any report, certification or opinion thereon provided by the independent auditor; and (f) review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required by applicable law and relevant reports rendered by the independent auditors (or summaries thereof);

D.	Oversee Legal and Ethical Compliance

1.	review periodically with the General Counsel: (a) legal and regulatory matters that may have a material impact on the Company’s financial statements; and (b) the scope and effectiveness of compliance policies and programs;

2.	review at least annually with management, including the General Counsel, compliance with, the adequacy of and any requests for waivers under, the Company’s code(s) of business conduct and ethics (including codes that apply to all employees as well as those applicable to directors, senior officers and financial officers and the Company’s policies and procedures concerning trading in Company securities and use in trading or proprietary or confidential information); any waiver to any executive officer of director granted by the Committee shall be reported by the Committee to the Board;

3.	review and address conflicts of interest of directors and executive officers;

4.	review, discuss with management and the independent auditor, and approve any transactions or courses of dealing with related parties that are required to be disclosed pursuant to SEC Regulation S-K, Item 404;

E.	Reports

1.	oversee the preparation and approve all reports required by the Committee, including the report for inclusion in the Company’s annual proxy statement, stating whether the Committee: (a) has reviewed and discussed the audited financial statements with management; (b) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90; (c) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and (d) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the SEC; and

2.	report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

V.	ANNUAL PERFORMANCE EVALUATION

At least annually, the Committee shall perform a review and evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter, and present to the Board a report of such annual performance evaluation. The Committee shall periodically reassess the adequacy of this Charter and recommend to the Board any proposed changes and improvements to this Charter that the Committee deems appropriate.

EMERGENCY MEDICAL SERVICES CORPORATION

6200 S. Syracuse Way, Suite 200

Greenwood Village, CO 80111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of EMERGENCY MEDICAL SERVICES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2006, and hereby appoints each of Randel G. Owen and Todd G. Zimmerman, proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of EMERGENCY MEDICAL SERVICES CORPORATION to be held on May 25, 2006 at 10:00 a.m., Mountain Daylight Time, in Conference Room E of The Inverness Hotel, Englewood, Colorado, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on this proxy card. These proxies are authorized to vote in their discretion upon such other business as may properly come before the 2006 Annual Meeting of Stockholders or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

EMERGENCY MEDICAL SERVICES CORPORATION

May 25, 2006

10:00 a.m. (Mountain Daylight Time)

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES	O William A. Sanger
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Robert M. Le Blanc
☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.